Authorize.Net and AIRCHARGE Announce the Joint Launch of a Wireless Payment Processing Solution

2006 ETA Annual Meeting & Expo -- Authorize.Net, Corp., a service of Lightbridge, Inc. (NASDAQ: LTBG), and AIRCHARGE®, a division of Pipeline Data Inc. (OTC BB: PPDA), today announced the launch of a wireless payment processing solution featuring AIRCHARGE technology over the Authorize.Net Payment Gateway.

Merchants using the Authorize.Net Payment Gateway leverage the reliability, speed, and security of Internet Protocol (IP) technology to process mobile card present credit card transactions from any location via a J2ME compatible cellular phone equipped with an AIRCHARGE card reader.

"Authorize.Net continues to attract and foster premier partnerships with industry leading companies such as AIRCHARGE," stated Roy Banks, Authorize.Net president. "As IP based mobile transactions gain momentum this partnership will provide an impressive level of service for any company that needs to accept credit cards from a mobile location."

The integration of AIRCHARGE mobile solutions to the Authorize.Net Payment Gateway expands an important and emerging market for Authorize.Net's extensive network of over 2,500 Independent Sales Organizations (ISOs) that can now support sales of AIRCHARGE products through their own channels. Resellers can work with AIRCHARGE to equip merchants with full credit card processing through compatible cell phones, PDA's, and point-of-sale hardware.

AIRCHARGE president Robert Wallace said, "This launch further demonstrates our commitment to support the growing mobile payment market. With over 136,000 merchants and a robust and loyal reseller base, Authorize.Net is an ideal strategic partner for AIRCHARGE and we look forward to distributing our wireless payment solutions to Authorize.Net's merchants via its reseller channel."

About Authorize.Net® (www.authorize.net)

Now celebrating its tenth year, Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable over 136,000 merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, at retail, mail order/telephone order (MOTO) call centers and on wireless devices. Authorize.Net is sold through an extensive network of reseller partners and leading financial institutions that offer its industry leading payment services to their merchant customers.

Authorize.Net is a service of Lightbridge, Inc.

About Lightbridge® (www.lightbridge.com)

Lightbridge, Inc. (NASDAQ: LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.

About AIRCHARGE® (www.aircharge.com)

A leading provider of payment processing solutions, AIRCHARGE provides credit card processing and wireless check guarantee solutions using Java-enabled cell phones on nearly all major US cellular carriers. Markets served include transportation, HVAC, remote sales, and other service companies.

About Pipeline Data (www.pipelinedata.com)

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment.

AUTHORIZE.NET, LIGHTBRIDGE, and the Lightbridge logo are registered trademarks of Lightbridge Inc. or its subsidiaries. All other marks are the property of their respective owners.

Forward-looking Statements

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company's products, services, certifications, alliances, partners, security, markets, growth prospects and success, and third party products are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry and payment processing industries, and other markets in which the company does business that may affect both the company and its clients, (iv) the impact of competitive products, services and pricing on both the company and its products and services, (v) market acceptance of the company's new or enhanced products, services and technologies, (vi) the industry risks associated with Authorize.Net's business and operations including, without limitation, illegal or improper uses of Authorize.Net's payment system, unauthorized intrusions or attacks on Authorize.Net's payment system that may impair the operations of its payment system, changes or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net's business and dependence on relationships with a third party payment processors, and (vii) factors disclosed in the company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2004 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. The company undertakes no obligation to update any forward-looking statements.

Distributed by Market Wire

Contacts:

Authorize.Net

David Schwartz

Authorize.Net, Corp.

425-586-6039

Email Contact

Lynn Ricci

Lightbridge, Inc.

781-359-4854

Email Contact

Lane Gordon

Pipeline Data, Inc.

617-405-2600 x228

Email Contact